                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             MUSE TECHNOLOGIES INC.

                    (Pursuant to Sections 101 and 102 of the
                General Corporation Law of the State of Delaware)

     The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation (the "Corporation") is "Muse Technologies Inc."

     SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, 19904. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc."

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 100,000 shares of common stock, par value $0.01 per share.

     FIFTH: The name and mailing address of the sole incorporator are as follows:

          NAME                 ADDRESS
          ----                 -------
          Julie C. Bachelor    Rosenman & Colin LLP
                               575 Madison Avenue
                               New York, NY 10022

     SIXTH: The board of directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.

     SEVENTH: Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article NINTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under the penalties of perjury, that this Certificate is my act and deed and that the facts stated herein are true this 24th day of October, 1995.

                                            Julie C. Bachelor,
                                            Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MUSE TECHNOLOGIES INC.

     The undersigned officer of Muse Technologies Inc., a Delaware corporation (the "Corporation"), in order to amend the Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. Article FOURTH of the Certificate of Incorporation is hereby amended and restated to read as follows:

          "FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 50,000,000 shares of common stock, par value $0.01 per share.

          Simultaneously with the effective date (the "Effective Date") of the filing of this amendment to the Corporation's Certificate of Incorporation, each share of common stock, par value $0.01 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be converted into one thousand (1,000) shares of common stock, par value $0.01 per share, which the Corporation shall be authorized to issue immediately subsequent to the Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive, upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are converted pursuant to the terms hereof.

     2. The foregoing amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I, Thomas E. Murphy, President of the Corporation, have subscribed this document and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct as of the 14th day of December, 1995.

                                            MUSE TECHNOLOGIES INC.

                                            By ____________________
                                               Thomas E. Murphy
                                               President and Chief
                                               Executive Officer

                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 05:30 PM 03/05/1998
                                                           981086773 - 2548037



                       SECOND CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                          OF MUSE TECHNOLOGIES INC.


         The undersigned officer of Muse Technologies Inc., a Delaware corporation (the "Corporation"), in order to amend the Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

               1. Article FOURTH of the Certificate of
          Incorporation is hereby amended and restated to read as follows:

               "FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 50,000,000 shares of common stock, par value
          $0.015 per share.

               Simultaneously with the effective date (the
          "Effective Date") of the filing of this amendment to the Corporation's Certificate of Incorporation, each
          3.04 shares of common stock, par value $0.01 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be converted into one (1) share of common stock, par value $0.015 per share, and any resulting fractional share interests of a holder shall be converted into one full share, which the Corporation shall be authorized to issue immediately subsequent to the Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive, upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates representing the shares of New

          Common Stock into which the shares of Old Common stock formerly represented by such Old Certificates so surrendered are converted pursuant to the terms hereof."

               2. A TENTH Article of the Certificate of
          Incorporation is hereby added to read as follows:

          "TENTH: The board of directors of the Corporation shall have the authority to confer the power to appoint one member to the board of directors of the Corporation upon the holders of any bonds, debentures or other obligations issued or to be issued by the Corporation pursuant to Section 221 of the General Corporation Law of the State of Delaware."

               3. The foregoing amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I, Creve Maples, President of the Corporation, have subscribed this document and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct as of the 18th day of February, 1998.


                                        MUSE TECHNOLOGIES INC.


                                        BY /s/ Creve Maples
                                           ----------------------------
                                           CREVE MAPLES
                                           President and Chief Executive
                                           Officer


[SEAL OF SECRETARY OF STATE, DELAWARE]


Attest:

By: /s/ Ron Weeden
    ---------------------------
    Ron Weeden
    Acting Secretary